TWELFTH AMENDMENT TO MASTER WHOLE-LOAN PURCHASE AGREEMENT

        This DOCUMENT is entered into as of August 28, 2000, between FIRST PREFERENCE MORTGAGE CORP., a Texas Corporation ("Seller"), and BANK ONE, TEXAS, N.A., a national banking association ("Buyer").

        Seller and Buyer are party to the Master Whole-Loan Purchase Agreement (as it may have been renewed, extended, and amended through the date of this document, the ("Purchase Agreement" ) dated as of March 27, 1996. Seller and Buyer have agreed, upon the following terms and conditions, to amend the Purchase Agreement as provided in Paragraph 2 below. Accordingly, for adequate and sufficient consideration, Seller and Buyer agree as follows:

        1.  TERMS AND REFERENCES. Unless otherwise stated in this document (A) terms defined in the Purchase Agreement have the same meanings when used in this document and (B) references to "Sections," "Schedules," and "Exhibits" are to the Purchase Agreement's sections, schedules, and exhibits.

        2.  AMENDMENTS TO PURCHASE AGREEMENT.

(A)  The term following terms in Section 1.1 is entirely amended as follows:

Adjusted-Fed-Funds Rate means, an any time, an annual interest rate equal to the sum of the Fed-Funds Rate plus (a)1.500% for Purchases of Gestation Loans, and (b) 2.250% for other Purchases.

Covered Rate means an annual interest rate that is (a) 1.500% for Purchases of Gestation Loans and (b) 2.25 % for other Purchases.

Stated-Termination Date means November 30, 2000.

(B)  The definitions set forth in Section 1.1 of the Average-Base Rate, Base Rate, and Base-Rate Purchase are amended to replace the term "Base" with "Prime" as follows:

Average-Prime Rate means, for any period, an annual interest rate equal to the quotient of (a) the sum of the Prime Rate for each calendar day during that period divided by (b) the number of days during that period.

Prime Rate means an annual interest rate equal from day to day to the floating annual interest rate established by Buyer from time to time as its prime-rate of interest, which may not be the lowest interest rate charged by Buyer in respect of transactions similar to Purchases.

Prime-Rate Purchase means any Purchase having the Prime Rate as the Applicable Yield.

(C)  The definition set forth in Section 1.1 of Adjusted-Tangible-Net Worth is deleted in its entirety and replaced (in the appropriate alphabetical order) with the following definition:

Net Worth means Seller's stockholders' equity.

(D)   A new definition in Section 1.1 is added as follows:

Liquidity means the sum of (I) Seller's unrestricted cash as evidenced on its balance sheet prepared in accordance with GAAP, plus (II) the aggregate amount of purchase value in excess of the Margin Account.

(E)  Section 3.3(b) and Section 3.3(d) are amended to change the reference to the term "Base Rate" to "Prime Rate."

(F)  The second bullet point of Section 3.7(b) is entirely amended as follows:

0.15% of the amount during the fee-calculation period that the daily-average Total-Purchase Price is less than the daily-average Purchase Commitment.

(G)   Section 9 is entirely amended as follows:

Section 9. Financial Covenants. Until the Purchase Commitment has fully terminated or been canceled and the Obligation is fully paid and performed, Seller covenants and agrees with Buyer as follows:

9.1  Net Worth. Seller's stockholder's equity may never be less the following:

Period	Minimum Stockholders' Equity
Aug 28, 2000 - Sept 30, 2000	$2,875,000
Oct 1, 2000 - Oct 31, 2000	$2,925,000
Nov 1, 2000 and thereafter	$3,000,000

9.2  Leverage. The ratio of Seller's Total-Adjusted Debt to Net Worth may never exceed 10 to 1.

9.3  Liquidity. The liquidity of Seller will never be less than $400,000.00.

(H)  Paragraph A, Item 7 of Schedule 4.1 amended as follows:

7.  Which conforms in all material respects with all the requirements of a valid and enforceable Take-Out Commitment held by Seller or is appropriately protected under a hedge contract acceptable to Buyer.

(I)  Paragraph A, Item 8(a) and Item 9 of Schedule 4.1 are amended to change the reference to "90" calendar days to be "60" calendar days.

(J)  Paragraph C, Item 4 of Schedule 4.1 is amended as follows:

4.  Which conforms in all material respects with all the requirements of a valid and enforceable Take-Out Commitment held by Seller or is appropriately protected under a hedge contract acceptable to Buyer

(K)  Paragraph A, Item 6 of Schedule 4.3 is amended as follows:

6.  Either (a) a Take-Out Commitment specifically designating that Mortgage Loan for purchase, (b) Take-Out Commitments with the take-out prices indicated (unless a master Take-Out Commitment has already been delivered to, and is on file with, Buyer), or (c) evidence of a hedge contract acceptable to Buyer.

(L)  Paragraph C, Item 4 of Schedule 4.3 is amended as follows:

4.  Either (a) a Take-Out Commitment specifically designating that Mortgage Loan for purchase, (b) Take-Out Commitments with the take-out prices indicated (unless a master Take-Out Commitment has already been delivered to, and is on file with, Buyer), or (c) evidence of a hedge contract acceptable to Buyer.

(M)  The eighth bullet point of Section 1.1 of Exhibit A-1 and the Security Agreement is entirely amended as follows:

Take-Out Commitments held by Debtor for any Mortgage Loans or Mortgage Securities identified as part of a Purchase, Rights to deliver those Mortgage Loans or Mortgage Securities, as the case may be, to the investors or other purchasers under those Take-Out Commitments, hedging contracts or investments related to any Mortgage Loan or Mortgage Security, servicing rights related to any Mortgage Loan or Mortgage Security, and all the proceeds resulting from sale of any of those Mortgage Loans or Mortgage Securities under those Take-Out Commitments.

        3.  CONDITIONS PRECEDENT. Notwithstanding any contrary provision, Paragraph 2 of this document is not effective unless and until (A) the representations and warranties in this document are true and correct and (B) Buyer receives payment of an upfront fee of $2,500.00, together with all attorneys fees or other fees outstanding, and (C) Buyer receives counterparts of this document executed by each party named on the signature page or pages of this document.

        4.  RATIFICATIONS. To induce Buyer to enter into this document, Seller (A) ratifies and confirms all provisions of the Purchase Documents as amended by this document, (B) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Buyer under the Purchase Documents (as they have been renewed, extended, and amended) are not released, reduced, or otherwise adversely affected by this document and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation, and (C) agrees to perform those acts and duly authorize, execute, acknowledge, deliver, file, and record those additional documents, and certificates as Buyer may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

        5.  REPRESENTATIONS. To induce Buyer to enter into this document, Seller represents and warrants to Buyer that as of the date of this document (A) Seller has all requisite authority and power to execute, deliver, perform its obligations under this document, which execution, delivery, and performance have been duly authorized by all necessary corporate action, require no action by or filing with any Tribunal, do not violate any of its articles of incorporation, certificate of incorporation, or bylaws or (except where not a Material-Adverse Event) violate any Law applicable to it or any material agreement to which it of its assets are bound, (B) upon execution and delivery by all parties to it, this document will constitute Seller's legal and binding obligation, enforceable against it in accordance with this document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity, (C) all other representations and warranties in the Purchase Documents are true and correct in all material respects except to the extent that (1) any of them speak to a different specific date or (2) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Purchase Agreement, and (D) no Material-Adverse Event, Default or Potential Default exists.

        6.  EXPENSES. Seller shall pay all costs, fees, and expenses paid or incurred by Buyer incident to this document, including, without limitation, the reasonable fees and expenses of Buyer's counsel in connection with the negotiation, preparation, delivery, and execution of this document and any related documents.

        7.  MISCELLANEOUS. All references in the Purchase Documents to the "Master Whole-Loan Purchase Agreement" refer to the Purchase Agreement as amended by this document. This document is a "Purchase Document" referred to in the Purchase Agreement; therefore, the provisions relating to Purchase Documents in Sections 1 and 11 are incorporated in this document by reference. Except as specifically amended and modified in this document, the Purchase Agreement is unchanged and continues in full force and effect. This document may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This document binds and inures to each of the undersigned and their respective successors and permitted assigns, subject to Section 11.12. THIS DOCUMENT AND THE OTHER PURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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        EXECUTED as of the date first stated above in this Twelfth Amendment to Master Whole-Loan Purchase Agreement.

FIRST PREFERENCE MORTGAGE CORP.,	BANK ONE, TEXAS, N.A.,
As Seller	As Buyer
By _________________________________ Name ____________________________ Title ____________________________	By ___________________________ Name ______________________ Title ______________________